   As filed with the Securities and Exchange Commission on August 24, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                            --------------------

                          INDUS INTERNATIONAL, INC.
           (Exact name of Registrant as specified in its charter)

          Delaware                                            94-3273443
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                60 Spear Street
                       San Francisco, California  94105
                                (415) 904-5000
             (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                             --------------------

                                1997 STOCK PLAN
                           COMPANY SHARE OPTION PLAN
                           1997 DIRECTOR OPTION PLAN
                           (Full title of the Plans)

                             --------------------

                              Henry C. Montgomery
                           Executive Vice President,
                        Finance and Administration and
                            Chief Financial Officer
                                60 Spear Street
                           San Francisco, CA  94105
                                (415) 904-5000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             --------------------

                                  Copies to:

                          HENRY P. MASSEY, JR., ESQ.
                            PETER S. HEINECKE, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California  94304-1050
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

                                                                 Proposed       Proposed
                                                                  Maximum       Maximum
           Title of Each Class             Amount          Offering      Aggregate     Amount of
             of Securities to               to be            Price        Offering    Registration
              be Registered            Registered (1)    Per Share (2)     Price          Fee
--------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
--------------------------------------------------------------------------------------------------
     - 1997 Stock Plan                2,500,000 shares       $6.71875    $16,796,875     $4,434.38
--------------------------------------------------------------------------------------------------
     - Company Share Option Plan      500,000 shares         $6.71875    $ 3,359,375     $  886.88
--------------------------------------------------------------------------------------------------
     - 1997 Director Option Plan      500,000 shares         $6.71875    $ 3,359,375     $  886.88
--------------------------------------------------------------------------------------------------
Totals                                3,500,000 shares                   $23,515,625     $6,208.14
--------------------------------------------------------------------------------------------------

                             --------------------

================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of shares authorized to be issued under the Indus International, Inc. 1997 Stock Plan, Indus International, Inc. Company Share Option Plan, and the Indus International, Inc. 1997 Director Option Plan. The indicated number of shares to be registered under the 1997 Stock Plan and the 1997 Director Option Plan represents additional shares issuable under those plans that are not covered by prior registration statements.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 22, 2000.


STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     Indus International, Inc. (the "Registrant") previously filed (i) a Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") on or about October 2, 1997 (SEC File No. 333-36995) (the "Indus 1997 S-8"), filed in connection with The Indus Group, Inc. 1992 Stock Option Plan, The Indus Group, Inc. 1995 Stock Option Plan, The Indus Group, Inc. 1995 Director Option Plan, Indus International, Inc. 1997 Director Option Plan, Indus International, Inc. 1997 Employee Stock Purchase Plan, Indus International, Inc. 1997 Stock Plan, TSW International, Inc. 1984 Stock Option Plan, TSW International, Inc. 1994 Stock Option Plan, TSW International, Inc. 1995 Stock Option Plan for Outside Directors, TSW International, Inc. Consultants Plan, and the TSW International, Inc. Options, and (ii) a Registration Statement on Form S-8 with the Commission on or about January 12, 1999 (SEC File No. 333-70475) (the "Indus 1999 S-8"), filed in connection with the Indus International, Inc. 1997 Stock Plan (the Indus 1997 S-8 and the Indus 1999 S-8 shall collectively be referred to herein as the "Previous Forms S-8"). This Registration Statement registers (i) additional shares of the Registrant's Common Stock to be issued under the Indus International, Inc. 1997 Stock Plan, as amended, (ii) shares of the Registrant's Common Stock to be issued under the Indus International, Inc. Company Share Option Plan, and (iii) additional shares of the Registrant's Common Stock to be issued under the Indus International, Inc. 1997 Director Option Plan. The contents of the Previous Forms S-8, including periodic reports that the Registrant filed, or shall file, after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information heretofore filed by the Registrant with the Commission are hereby incorporated by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on April 14, 2000 pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as amended by (i) Amendment No. 1 to Form 10-K on Form 10-K/A filed on May 1, 2000, and (ii) Amendment No. 2 to Form 10-K on Form 10-K/A filed on May 19, 2000.

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000 pursuant to
     Section 13 of the Exchange Act.

(c) The Registrant's Registration Statement on Form S-4 (SEC File No. 333-33113) filed with the Commission on August 17, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     See Item 6 of the Indus 1999 S-8, as incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, regarding the validity of securities being registered.

23.1  Consent of Ernst & Young LLP, Independent Auditors.

23.2  Consent of counsel (see Exhibit 5.1).

24.1  Power of Attorney (see page II-3).

Item 9.  Undertakings.

 A.  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

 C.  Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on this 24th day of August, 2000.

                                       INDUS INTERNATIONAL, INC.

                                    By: /s/ Kent O. Hudson
                                        --------------------------------------
                                        Kent O. Hudson
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent O. Hudson and Henry C. Montgomery, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                DATE
------------------------------------------------------------------------------------------------------------------------
/s/ Kent O. Hudson                            President and Chief Executive               August 24, 2000
-----------------------------------------     Officer, Director (Principal
Kent O. Hudson                                Executive Officer)

/s/ Henry C. Montgomery                       Executive Vice President, Finance           August 24, 2000
-----------------------------------------     and Administration, Chief
Henry C. Montgomery                           Financial Officer (Principal
                                              Financial Officer and Principal
                                              Accounting Officer)

/s/ Richard H. Beatty                         Director                                    August 24, 2000
-----------------------------------------
Richard H. Beatty

/s/ Robert W. Felton                          Director                                    August 24, 2000
-----------------------------------------
Robert W. Felton

/s/ William H. Janeway                        Director                                    August 24, 2000
-----------------------------------------
William H. Janeway

/s/ Joseph P. Landy                           Director                                    August 24, 2000
-----------------------------------------
Joseph P. Landy

                                              Director
-----------------------------------------
Jeanne D. Wohlers

                               INDEX TO EXHIBITS

   Exhibit Number                              Exhibit Document
------------------------------------------------------------------------------------------
        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation, regarding the validity of the securities being registered, filed herewith.

       23.1           Consent of Ernst & Young LLP, Independent Auditors, filed herewith.

       23.2           Consent of Counsel (see Exhibit 5.1 hereto)

       24.1           Power of Attorney (see page II-3)